Exhibit 99.1
Supplemental Analyst Package 2011 First Quarter Earnings Conference Call April 20, 2011

2011 First Quarter Earnings Conference Call 4/20/2011	Company Profile

AMB Property Corporation® is a leading owner, operator and developer of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of March 31, 2011, AMB owned or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 161.0 million square feet (15.0 million square meters) in 49 markets within 15 countries.
AMB invests in properties located predominantly in the infill submarkets of its targeted markets. AMB’s portfolio is comprised primarily of High Throughput Distribution® facilities built for efficiency and located near airports, seaports, ground transportation systems, and population concentrations.
Through its private capital group, AMB provides real estate investment, portfolio management and reporting services to co-investment ventures and clients. Private capital revenue consists of asset management distributions and fees, acquisition and development fees as well as incentive distributions.

The Americas		Europe		Asia

Operating Portfolio(1)	121.5 msf	Operating Portfolio(1)	13.5 msf	Operating Portfolio(1)	13.9 msf
Development Portfolio(2)(3)	4.6 msf	Development Portfolio(2)(3)	2.2 msf	Development Portfolio(2)(3)	5.3 msf
Land Inventory(3)	2,266 acres	Land Inventory(3)	227 acres	Land Inventory(3)	101 acres

(1)	The operating portfolio includes the owned and managed portfolio and operating properties held through AMB’s investments in unconsolidated joint ventures that it does not manage (excluded from the owned and managed portfolio), value-added acquisitions and the location of AMB’s global headquarters.
(2)	Includes pre-stabilized development properties.
(3)	Includes investments held through unconsolidated joint ventures.

© 2011 AMB Property Corporation | 1

2011 First Quarter Earnings Conference Call 4/20/2011	Highlights (dollars in thousands, except per share data)

	For the Quarters Ended March 31,
	2011	2010	% Change
Revenues	$165,768	$154,090	7.6%
Adjusted EBITDA(1)	114,663	101,126	13.4%
Net income (loss) available to common stockholders	7,821	(4,447)	n/m
FFO, as adjusted(1)(2)	57,230	47,782	19.8%
Core FFO, as adjusted(1)(2)	56,126	44,551	26.0%
Per diluted share and unit
EPS	$0.05	$(0.03)	n/m
FFO, as adjusted(1)(2)	0.33	0.31	6.5%
Core FFO, as adjusted(1)(2)	0.32	0.29	10.3%
Dividends per common share	0.28	0.28	0.0%

Financial(3)	• More than $1.4 billion in liquidity; consisting of approximately $1.2 billion of availability on lines of credit and approximately $204 million of unrestricted cash and cash equivalents

Operations(3)
•    92.8% occupancy at the end of the first quarter; 92.4% first quarter average occupancy
•    0.2% first quarter cash basis same store NOI growth without lease termination fees
•    Record first quarter leasing, commencing 8.9 msf of leases
•    (12.1)% first quarter rent changes on renewals and rollover; (12.6)% for the trailing four quarters

Capital Deployment(3)
•    Commenced $300 million of development in Brazil, China, Japan and Germany
•    Acquired two assets for approximately $23 million in the Americas and Europe totaling 308,300 sf at a 6.2% stabilized cap rate
•    Completed $78 million in dispositions
•    Subsequent to quarter end:
      •    Contributed $168 million of AMB real estate assets to AMB China Logistics Venture I
      •    Acquired partner’s 50% interest in its AMB -SGP co-investment venture

Private Capital
•    A record quarter of private capital fund raising with approximately $1.1 billion in new third-party equity in the first quarter comprising approximately:
      •    $566 million (at March 31, 2011 exchange rate) in AMB Europe Logistics JV; and
      •    $500 million in AMB China Logistics Venture I
•    Subsequent to quarter end:
      •    Raised $87.6 million of third party equity in AMB U.S. Logistics Fund

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	See page 5 for a reconciliation to derive FFO, as adjusted and Core FFO, as adjusted.
(3)	Owned and managed portfolio.
(4)	Includes value-added acquisitions.

© 2011 AMB Property Corporation | 2

2011 First Quarter Earnings Conference Call 4/20/2011	Overview of Funds From Operations, as adjusted(1)

Funds From Operations, as adjusted(1)(2)
(per diluted common share and unit)

Estimated FFO, as adjusted by Business(1)(2)
(per diluted common share and unit)

	For the Quarter Ended March 31,	For the Years Ended December 31,
	2011	2010	2009
Real estate operations, net of unallocated overhead	$0.29	$1.07	$1.19
Overhead reallocation	0.02	0.29	0.32

Real estate operations FFO, as adjusted	$0.31	$1.36	$1.51
% of reported FFO, as adjusted	93.9%	107.1%	72.2%
Development Profits	—	0.02	0.63
Overhead allocation	—	(0.19)	(0.21)

Development FFO, as adjusted	$—	$(0.17)	$0.42
% of reported FFO, as adjusted	0.0%	(13.4%)	20.1%
Private Capital Revenues	0.04	0.18	0.27
Overhead allocation	(0.02)	(0.10)	(0.11)

Private Capital FFO, as adjusted	$0.02	$0.08	$0.16
% of reported FFO, as adjusted	6.1%	6.3%	7.7%

Total FFO, as adjusted	$0.33	$1.27	$2.09

Development Profits(1)(3)
(per diluted common share and unit)

Private Capital Revenue
(per diluted common share and unit)

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	See page 5 for a reconciliation to derive FFO, as adjusted, for the quarter ended March 31, 2011.
(3)	Excludes co-investment venture partners’ share of development gains.

© 2011 AMB Property Corporation | 3

2011 First Quarter Earnings Conference Call 4/20/2011	Consolidated Statements of Operations (in thousands, except per share data)

	For the Quarters Ended March 31,
	2011	2010
Revenues
Rental revenues	$158,085	$146,645
Private capital revenues	7,683	7,445

Total revenues	165,768	154,090
Costs and expenses
Property operating costs	(52,062)	(48,118)
Depreciation and amortization	(54,986)	(47,381)
General and administrative	(30,661)	(31,951)
Restructuring charges	—	(2,973)
Merger transaction costs	(3,697)	—
Fund costs	(241)	(314)
Other expenses(1)	(946)	(1,191)

Total costs and expenses	(142,593)	(131,928)
Other income and expenses
Development profits, net of taxes	—	4,803
Equity in earnings of unconsolidated joint ventures, net	7,800	3,875
Other income(1)	1,238	289
Interest expense, including amortization	(34,942)	(32,589)

Total other income and expenses, net	(25,904)	(23,622)

Loss from continuing operations	(2,729)	(1,460)
Discontinued operations
Income attributable to discontinued operations	870	840
Development profits, net of taxes	1,637	—
Gains from sale of real estate interests, net of taxes	14,544	—

Total discontinued operations	17,051	840

Net income (loss)	14,322	(620)
Noncontrolling interests’ share of net (income) loss
Joint venture partners’ share of net (income) loss	(2,049)	375
Joint venture partners’ and limited partnership unitholders’ share of development profits, net of taxes	(29)	(106)
Limited partnership unitholders	(116)	200

Total noncontrolling interests’ share of net (income) loss	(2,194)	469

Net income (loss) attributable to AMB Property Corporation	12,128	(151)
Preferred stock dividends	(3,952)	(3,952)
Allocation to participating securities(2)	(355)	(344)

Net income (loss) available to common stockholders	$7,821	$(4,447)

Net income (loss) per common share (diluted)	$0.05	$(0.03)

Weighted average common shares (diluted)	168,100	148,666

(1)	Includes changes in liabilities and assets associated with AMB’s deferred compensation plan for the three months ended March 31, 2011 and 2010 of $775 and $919, respectively.
(2)	See reporting definitions and supplemental financial measures disclosures.

© 2011 AMB Property Corporation | 4

2011 First Quarter Earnings Conference Call 4/20/2011	Consolidated Statements of Funds from Operations, as adjusted(1) (in thousands, except per share data)

	For the Quarters Ended March 31,
	2011	2010
Net income (loss) available to common stockholders	$7,821	$(4,447)
Gains from sale or contribution of real estate interests, net of taxes	(14,544)	—
Depreciation and amortization
Total depreciation and amortization	54,986	47,381
Discontinued operations’ depreciation	28	1,279
Non-real estate depreciation	(1,897)	(2,545)
Adjustment for depreciation on development profits	(525)	(1,546)
Adjustments to derive FFO, as defined by NAREIT, from noncontrolling interests
Joint venture partners’ noncontrolling interests (Net income (loss))	2,049	(375)
Limited partnership unitholders’ noncontrolling interests (Net income (loss) and development profits)	145	(94)
FFO, as defined by NAREIT, attributable to joint venture partners’ noncontrolling interests	(7,542)	(5,380)
Adjustments to derive FFO, as defined by NAREIT, from unconsolidated joint ventures
AMB’s share of net income	(7,800)	(3,875)
AMB’s share of FFO, as defined by NAREIT	20,881	14,453

Funds from operations, as defined by NAREIT(1)	$53,602	$44,851

Adjustments for impairments, restructuring charges, merger transaction costs and debt extinguishment
Restructuring charges	—	2,973
Merger transaction costs	3,697	—
Allocation to participating securities(1)	(69)	(42)

Funds from operations, as adjusted(1)	$57,230	$47,782

FFO, as adjusted per common share and unit (diluted)	$0.33	$0.31

Weighted average common shares and units (diluted)	172,973	152,770

Core Funds From Operations, as adjusted
Funds from operations, as adjusted	$57,230	$47,782
Development profits, net of taxes	(1,112)	(3,257)
Joint venture partners’ and limited partnership unitholders’ share of development profits, net of taxes	29	106
Limited partnership unitholders’ noncontrolling interests (Development profits)	(29)	(106)
Allocation to participating securities(1)	8	26

Core Funds From Operations, as adjusted(1)	$56,126	$44,551

Core FFO, as adjusted per common share and unit (diluted)	$0.32	$0.29

Weighted average common shares and units (diluted)	172,973	152,770

(1)	See reporting definitions and supplemental financial measures disclosures.

© 2011 AMB Property Corporation | 5

2011 First Quarter Earnings Conference Call 4/20/2011	Consolidated Balance Sheets (dollars in thousands)

	As of
	March 31, 2011	December 31, 2010
Assets
Investments in real estate
Total investments in properties	$6,841,289	$6,906,176
Accumulated depreciation and amortization	(1,313,547)	(1,268,093)

Net investments in properties	5,527,742	5,638,083
Investments in unconsolidated joint ventures	911,003	883,241
Properties held for sale or contribution, net	346,242	242,098

Net investments in real estate	6,784,987	6,763,422
Cash and cash equivalents and restricted cash	235,288	228,415
Accounts receivable, net	170,867	167,735
Other assets	229,621	213,323

Total assets	$7,420,763	$7,372,895

Liabilities and equity
Liabilities
Secured debt	$961,264	$962,434
Unsecured senior debt	1,639,823	1,685,956
Unsecured credit facilities	402,784	268,933
Other debt	422,180	413,976
Accounts payable and other liabilities	294,619	339,474

Total liabilities	3,720,670	3,670,773
Equity
Stockholders’ equity
Common equity	3,079,320	3,097,311
Preferred equity	223,412	223,412

Total stockholders’ equity	3,302,732	3,320,723
Noncontrolling interests
Joint venture partners	342,514	325,590
Limited partnership unitholders	54,847	55,809

Total noncontrolling interests	397,361	381,399

Total equity	3,700,093	3,702,122

Total liabilities and equity	$7,420,763	$7,372,895

© 2011 AMB Property Corporation | 6

2011 First Quarter Earnings Conference Call 4/20/2011	Supplemental Cash Flow Information (dollars in thousands)

	For the Quarters Ended
	March 31,
	2011	2010
AMB’s Owned and Managed Portfolio:(1)(2)
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$10,435	$7,785
AMB’s share of straight-line rents and amortization of lease intangibles	$6,746	$4,891
Gross lease termination fees	$588	$820
Net lease termination fees(3)	$490	$576
AMB’s share of net lease termination fees	$438	$466

Recurring capital expenditures:
Tenant improvements	$6,690	$6,269
Lease commissions and other lease costs	9,169	8,046
Building improvements	6,664	4,391

Sub-total	22,523	18,706
Co-investment venture partners’ share of capital expenditures	(8,095)	(5,934)

AMB’s share of recurring capital expenditures	$14,428	$12,772

AMB’s Consolidated Portfolio:
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$5,972	$4,289
AMB’s share of straight-line rents and amortization of lease intangibles	$5,265	$3,859
Gross lease termination fees	$530	$638
Net lease termination fees(3)	$432	$444
AMB’s share of net lease termination fees	$426	$425

Recurring capital expenditures:
Tenant improvements	$4,281	$4,594
Lease commissions and other lease costs	5,953	4,883
Building improvements	4,114	3,355

Sub-total	14,348	12,832
Co-investment venture partners’ share of capital expenditures	(2,604)	(1,793)

AMB’s share of recurring capital expenditures	$11,744	$11,039

(1)	See Reporting Definitions.
(2)	See Supplemental Financial Measures Disclosure for a discussion of owned and managed supplemental cash flow information.
(3)	Net lease termination fees are defined as gross lease termination fees less the associated straight-line rent balance.

© 2011 AMB Property Corporation | 7

2011 First Quarter Earnings Conference Call 4/20/2011	Operations Overview(1) (dollars in thousands)

Cash-basis Same Store NOI Growth Without Lease Termination Fees(2)

Average Occupancy(2)

Rent Change on Renewals and Rollovers(2)(3)

Lease Expirations as % of Annualized Base Rent (ABR)(2)

Top Customers

		ABR	% of ABR	Sq Ft
1	Deutsche Post World Net (DHL)	$23,845	2.6%	2,112,068
2	United States Government	19,995	2.2	1,345,125
3	Sagaw a Express	19,495	2.1	1,172,253
4	Nippon Express	15,150	1.7	1,063,241
5	FedEx Corporation	14,042	1.5	1,238,986
6	Kuehne + Nagel Inc.	13,182	1.4	2,044,892
7	Panalpina	10,652	1.2	1,660,329
8	Panasonic Logistics	10,269	1.1	807,543
9	Caterpillar Logistics Services	8,738	1.0	543,039
10	La Poste	7,958	0.9	903,543

	Top 10 Customers	$143,326	15.7%	12,891,019

	Top 11-20 Customers	53,487	5.8	6,645,498

	Top 20 Customers	$196,813	21.5%	19,536,517

(1)	Owned and managed portfolio, not including value-added acquisitions.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Represents trailing four quarter data.

© 2011 AMB Property Corporation | 8

2011 First Quarter Earnings Conference Call 4/20/2011	Operating Statistics

	Owned & Managed Portfolio(1)(2)		Same Store Pool(1)(2)
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2011	December 31, 2010	March 31, 2011	December 31, 2010

Square feet	140,188,197	141,879,530	128,889,462	126,035,571
Percentage of owned & managed square feet			91.9%	88.8%

Occupancy
Occupancy percentage at period end(2)	92.8%	93.7%	92.4%	93.2%
Occupancy percentage at period end (prior year)	90.5%	91.2%	90.2%	90.9%

Average occupancy percentage(2)	92.4%	92.6%	92.0%	92.2%
Average occupancy percentage (prior year)	90.3%	90.7%	90.0%	90.5%

Weighted average lease terms (years)
Original	6.2	6.2	6.2	6.2
Remaining	3.4	3.3	3.3	3.2

	Owned & Managed Portfolio(1)(2)		Same Store Pool(1)(2)
	Trailing Four Quarters	Trailing Four Quarters	Trailing Four Quarters	Trailing Four Quarters
	March 31, 2011	December 31, 2010	March 31, 2011	December 31, 2010

Tenant retention(2)	61.4%	69.6%	61.2%	63.5%

Rent change on renewals and rollovers(2)
Percentage	(12.6%)	(11.9%)	(13.0%)	(12.6%)
Same space square footage commencing (millions)	24.4	24.4	21.9	23.8

Second generation TIs and LCs per square foot(2)
Retained	$1.45	$1.42
Re-tenanted	$2.52	$2.54
Weighted average	$2.05	$2.02
Second generation square footage commencing (millions)	31.5	31.1

Gross operating margin(2)	70.9%	71.1%	71.8%	71.9%

		Consolidated Portfolio(3)		Same Store Pool(1)(2)
		Quarter Ended		Quarter Ended
		March 31, 2011		March 31, 2011

Cash Basis NOI percent change(2)
Increase in revenues excluding lease termination fees		1.6%		1.4%
Increase in expenses		3.3%		4.1%
Increase in NOI excluding lease termination fees(2)		0.8%		0.2%
Increase (decrease) in NOI including lease termination fees(2)		0.5%		(0.0%)

(1)	Owned and managed portfolio, excluding value-added acquisitions.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Excludes value-added acquisitions.

© 2011 AMB Property Corporation | 9

2011 First Quarter Earnings Conference Call 4/20/2011	Portfolio Overview

								% of Total				YTD	Trailing 4
								Owned and	AMB’s Share			Same Store NOI	Qrtrs Rent
	Sq Ft			Placed in			Sq Ft	Managed Sq	of Sq	YTD		Growth w/out	Change on
	as of	Acquired		Operations	Disposed		as of	Ft as of	Ft as of	Average	ABR psf as	Lease	Renewals and
	12/31/2010	Sq Ft		Sq Ft(1)	Sq Ft		3/31/2011	3/31/2011	3/31/2011	Occupancy	3/31/2011	Termination Fees(2)	Rollovers(2)

Southern California	18,851,649	278,365		—	—		19,130,014	13.6%	59.2%	94.7%	$6.25	3.0%	(18.0%)
Chicago	13,092,788	—		—	—		13,092,788	9.3%	58.5%	88.9%	4.90	(15.5%)	(19.0%)
No. New Jersey/New York	13,023,043	—		(10,000)	—		13,013,043	9.3%	60.0%	90.3%	7.00	(5.5%)	(14.9%)
San Francisco Bay Area	11,049,083	—		—	—		11,049,083	7.9%	77.4%	94.1%	6.49	11.4%	(3.9%)
Seattle	7,883,361	—		—	—		7,883,361	5.6%	57.4%	89.0%	5.39	3.5%	(11.9%)
South Florida	7,033,688	—		—	—		7,033,688	5.0%	68.9%	97.2%	6.64	(1.8%)	(19.1%)
U.S. On-Tarmac	2,597,717	—		—	—		2,597,717	1.9%	90.1%	92.4%	18.59	(10.7%)	(5.5%)
Other U.S. Markets	28,321,937	—		(67,047)	(1,916,666)		26,338,224	18.8%	63.0%	90.7%	5.25	(7.9%)	(20.9%)

U.S. Total / Wtd Avg	101,853,266	278,365		(77,047)	(1,916,666)		100,137,918	71.4%	63.6%	92.2%	$6.23	(2.7%)	(15.0%)

Canada	3,564,450	—		—	—		3,564,450	2.5%	100.0%	95.5%	$5.94	0.4%	(30.3%)

Mexico City	4,584,491	—		—	—		4,584,491	3.3%	42.4%	95.9%	$5.57	31.3%	(6.4%)
Guadalajara	3,390,137	—		—	—		3,390,137	2.4%	33.0%	91.5%	4.49	(0.1%)	(5.2%)
Other Mexico Markets	1,089,347	—		—	—		1,089,347	0.8%	71.8%	79.3%	4.35	35.3%	(20.2%)

Mexico Total / Wtd Avg	9,063,975	—		—	—		9,063,975	6.5%	42.4%	92.3%	$5.04	20.6%	(6.8%)

The Americas Total / Wtd Avg	114,481,691	278,365		(77,047)	(1,916,666)		112,766,343	80.4%	63.0%	92.0%	$6.13	(1.3%)	(14.5%)

France	5,117,512	—		(2,013)	—		5,115,499	3.7%	45.2%	94.3%	$7.91	(2.4%)	(18.7%)
Germany	3,935,466	—		(6,791)	—		3,928,675	2.8%	48.4%	99.2%	8.34	(12.3%)	(4.0%)
Benelux	3,370,999	29,956		2,863	—		3,403,818	2.4%	47.2%	80.5%	10.39	(15.5%)	(15.4%)
Other Europe Markets	1,065,173	—		—	—		1,065,173	0.8%	52.9%	100.0%	11.27	(1.8%)	n/a

Europe Total / Wtd Avg	13,489,150	29,956		(5,941)	—		13,513,165	9.7%	47.2%	92.7%	$8.87	(9.1%)	(13.2%)

Tokyo	6,385,887	—		—	—		6,385,887	4.6%	34.1%	94.0%	$16.63	9.8%	(7.9%)
Osaka	2,423,978	—		—	—		2,423,978	1.7%	34.0%	98.1%	12.84	33.1%	5.3%

Japan Total / Wtd Avg	8,809,865	—		—	—		8,809,865	6.3%	34.0%	95.2%	$15.55	14.8%	(5.8%)

China	3,563,325	—		—	—		3,563,325	2.5%	100.0%	95.3%	$4.56	118.7%	(2.3%)
Singapore	941,601	—		—	—		941,601	0.7%	100.0%	98.1%	10.83	10.5%	1.2%
Other Asia Markets	593,898	—		—	—		593,898	0.4%	100.0%	95.1%	7.55	53.2%	(10.6%)

Asia Total / Wtd Avg	13,908,689	—		—	—		13,908,689	9.9%	58.2%	95.4%	$12.03	38.4%	(2.0%)

Owned and Managed Total / Wtd Avg(2)	141,879,530	308,321		(82,988)	(1,916,666)		140,188,197	100.0%	61.0%	92.4%	$6.99	0.2%	(12.6%)

Other Real Estate Investments(3)	7,495,959	—		—	—		7,495,959		51.8%	84.8%	5.73

Total Operating Portfolio	149,375,489	308,321		(82,988)	(1,916,666)		147,684,156		60.6%	92.0%	$6.94

Development
Construction-in-Progress (CIP)	2,174,164	3,129,276	(4)	4,144 (5)	—	(6)	5,307,584		75.4%
Pre-Stabilized Developments (PSD)(2)	6,779,649	—	(4)	— (5)	(4,817	)(6)	6,774,832		96.5%

Development Portfolio Subtotal	8,953,813	3,129,276		4,144	(4,817)		12,082,416		87.2%

Value-added acquisitions(2)	1,228,355	—		14,144	—		1,242,499		95.4%

Total Global Portfolio	159,557,657	3,437,597		(64,700)	(1,921,483)		161,009,071		62.8%

(1)	Represents assets placed in operations from development and may include positive/(negative) remeasurements of square footage as operating assets.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes AMB’s global headquarters and operating properties held through AMB’s investments in unconsolidated joint ventures that it does not manage and are therefore excluded from the owned and managed portfolio.
(4)	For CIP, represents square footage of development starts. For PSD, represents new projects available.
(5)	For CIP, represents square footage of completed development projects placed in operations. For PSD, represents projects placed in operations.
(6)	For CIP, represents square footage of completed development projects placed in PSD or disposed. For PSD, represents projects disposed.

© 2011 AMB Property Corporation | 10

2011 First Quarter Earnings Conference Call 4/20/2011	Capital Deployment Overview (dollars in millions)

Development Portfolio by Region as of March 31, 2011(1)
(Estimated Total Investment(2))

Development Starts(1)
(Estimated Total Investment(2))

Property Acquisitions by Region for the Quarter Ended March 31, 2011(3)
(Estimated Total Investment(2))

Acquisition Volume(3)
(Acquisition Cost(2))

(1)	Includes investments held through unconsolidated co-investment ventures. Estimated total investment is before the impact of real estate impairment losses.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Owned and managed portfolio and value-added acquisitions, excludes land inventory purchases and mortgage debt investment.

© 2011 AMB Property Corporation | 11

2011 First Quarter Earnings Conference Call 4/20/2011	Property Acquisitions(1) (dollars in thousands)

	For the Quarter Ended March 31, 2011
		Acquisition	% of Total
	Sq Ft	Cost(2)	Acquisition Cost

The Americas
United States	278,365	$17,300	76.9%
Other Americas	—	—	0.0%

The Americas Total	278,365	$17,300	76.9%

Europe
France	—	$—	0.0%
Germany	—	—	0.0%
Benelux	29,956	5,202	23.1%
Other Europe	—	—	0.0%

Europe Total	29,956	$5,202	23.1%

Asia
Japan	—	$—	0.0%
China	—	—	0.0%
Other Asia	—	—	0.0%

Asia Total	—	$—	0.0%

Total Acquisitions	308,321	$22,502	100.0%

By Entity
AMB Property Corporation	—	$—	0.0%
AMB Europe Logistics Fund	29,956	5,202	23.1%
AMB U.S. Logistics Fund	278,365	17,300	76.9%

Total Acquisitions	308,321	$22,502	100.0%

AMB’s Weighted Average Ownership Percentage		33.9%
Weighted Average Stabilized Cash Cap Rate(3)		6.2%

(1)	Owned and managed portfolio and value-added acquisitions, excludes mortgage debt investment.
(2)	Includes estimated total acquisition capital expenditures of approximately $0.1 million for the three months ended March 31, 2011.
(3)	Excludes the impact of straight line rents and amortization of lease intangibles. See reporting definitions and supplemental financial measures disclosures.

© 2011 AMB Property Corporation | 12

2011 First Quarter Earnings Conference Call 4/20/2011	Contributions and Dispositions(1) (dollars in thousands)

	For the Quarter Ended March 31, 2011
	Operating Property	Development Property

AMB’s Ownership Contributed and Disposed	100.0%	15.0%
Contribution Value and Disposition Price	$77,203	$578
Weighted Average Stabilized Cap Rate(2)(3)	8.4%	N/A
Development Margin, before real estate impairment losses(3)	N/A	11.8%
Development Margin, net of real estate impairment losses(3)	N/A	11.8%

Square Footage or Acreage Contributed or Sold

For the Quarter Ended March 31, 2011
	Operating Property	Development Property
	Square Feet	Square Feet	Land Acreage(4)

The Americas
United States	1,916,666	4,817	—
Other Americas	—	—	—

The Americas Total	1,916,666	4,817	—

Europe
France	—	—	—
Germany	—	—	—
Benelux	—	—	—
Other Europe	—	—	—

Europe Total	—	—	—

Asia
Japan	—	—	—
China	—	—	—
Other Asia	—	—	—

Asia Total	—	—	—

Total	1,916,666	4,817	—

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	Excludes value-added conversions, development for sale, and land sales.
(3)	See reporting definitions and supplemental financial measures disclosures.
(4)	Represents acreage for land sales and value-added conversion projects.

© 2011 AMB Property Corporation | 13

2011 First Quarter Earnings Conference Call 4/20/2011	Development Starts(1) (dollars in thousands)

	Development Starts(2)
	For the Quarter Ended
	March 31, 2011
		Estimated	% of Total
	Estimated	Total	Estimated
	Sq Ft	Investment(2)	Investment(2)

The Americas
United States	—	$—	0.0%
Other Americas	602,611	58,040	19.3%

The Americas Total	602,611	$58,040	19.3%

Europe
France	—	$—	0.0%
Germany	305,351	34,150	11.4%
Benelux	—	—	0.0%
Other Europe	—	—	0.0%

Europe Total	305,351	$34,150	11.4%

Asia
Japan	1,143,223	$152,822	51.0%
China	1,078,091	54,922	18.3%
Other Asia	—	—	0.0%

Asia Total	2,221,314	$207,744	69.3%

Total	3,129,276	$299,934	100.0%

AMB’s Weighted Average Ownership Percentage		85.0%
Weighted Average Estimated Yield(2)(3)		8.9%

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Calculated using estimated total investment before the impact of cumulative real estate impairment losses.

© 2011 AMB Property Corporation | 14

2011 First Quarter Earnings Conference Call 4/20/2011	Development Portfolio(1) (dollars in thousands)

	2011 Expected Completions(2)		2012 Expected Completions(2)		2013 Expected Completions(2)		Total Construction-in-Progress		Pre-Stabilized Developments(2)		Total Development Portfolio
		Estimated		Estimated		Estimated		Estimated		Estimated		Estimated	% of Total
	Estimated	Total	Estimated	Total	Estimated	Total	Estimated	Total	Estimated	Total	Estimated	Total	Estimated
	Sq Ft	Investment(2)(3)	Sq Ft	Investment(2)(3)	Sq Ft	Investment(2)(3)	Sq Ft	Investment(2)(3)	Sq Ft	Investment(2)(3)	Sq Ft	Investment(2)(3)	Investment(2)

The Americas
United States	557,915	$66,925	—	$—	—	$—	557,915	$66,925	1,307,509	$157,349	1,865,424	$224,274	18.1%
Other Americas	643,408	58,447	823,844	69,664	—	—	1,467,252	128,111	1,228,613	83,653	2,695,865	211,764	17.1%

The Americas Total	1,201,323	$125,372	823,844	$69,664	—	$—	2,025,167	$195,036	2,536,122	$241,002	4,561,289	$436,038	35.2%

Europe
France	—	$—	—	$—	—	$—	—	$—	647,976	$52,138	647,976	$52,138	4.2%
Germany	—	—	305,351	34,150	—	—	305,351	34,150	139,608	19,093	444,959	53,243	4.3%
Benelux	—	—	—	—	—	—	—	—	669,881	100,031	669,881	100,031	8.1%
Other Europe	—	—	—	—	—	—	—	—	444,043	47,369	444,043	47,369	3.8%

Europe Total	—	$—	305,351	$34,150	—	$—	305,351	$34,150	1,901,508	$218,631	2,206,859	$252,781	20.4%

Asia
Japan	—	$—	—	$—	1,143,223	$152,822	1,143,223	$152,822	1,811,434	$285,908	2,954,657	$438,730	35.4%
China	281,218	13,689	474,534	20,998	1,078,091	54,922	1,833,843	89,609	525,768	22,347	2,359,611	111,956	9.0%
Other Asia	—	—	—	—	—	—	—	—	—	—	—	—	0.0%

Asia Total	281,218	$13,689	474,534	$20,998	2,221,314	$207,744	2,977,066	$242,431	2,337,202	$308,255	5,314,268	$550,686	44.4%

Total	1,482,541	$139,061	1,603,729	$124,812	2,221,314	$207,744	5,307,584	$471,617	6,774,832	$767,888	12,082,416	$1,239,505	100.0%

Real estate impairment losses								(985)		(68,553)		(69,538)

Estimated total investment, net of real estate impairment losses								$470,632		$699,335		$1,169,967

Number of Projects		5		5		2		12		25		37
AMB’s Weighted Average Ownership Percentage		36.2%		65.1%		100.0%		72.0%		96.2%		87.0%
Remainder to Invest		$19,916		$87,253		$167,677		$274,846		$12,701		$287,547
AMB’s Share of Remainder to Invest(2)(4)(5)		$5,529		$54,001		$167,677		$227,207		$12,232		$239,439
Weighted Average Estimated Yield(2)(5)		9.4%		10.7%		7.8%		9.0%		6.2%		7.3%
Weighted Average Estimated Yield, net of real estate impairment losses(2)		9.4%		10.8%		7.8%		9.0%		6.8%		7.7%
Percent Pre-Leased(2)		76.9%		9.6%		0.0%		24.4%		59.7%		44.2%

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes value-added conversion projects.
(4)	Amounts include capitalized interest as applicable.
(5)	Calculated using estimated total investment before the impact of cumulative real estate impairment losses.

© 2011 AMB Property Corporation | 15

2011 First Quarter Earnings Conference Call 4/20/2011	Land, Value-Added Conversion, and Redevelopment Inventory(1)(2) (dollars in thousands)

Land Inventory

	The Americas		Europe		Asia		Total
		Estimated		Estimated		Estimated			Estimated
		Build Out Potential		Build Out Potential		Build Out Potential			Build Out Potential
	Acres	(Sq Ft)	Acres	(Sq Ft)	Acres	(Sq Ft)	Acres		(Sq Ft)

Balance as of December 31, 2010	2,296	38,375,121	227	4,620,004	118	4,378,384	2,641		47,373,509
Acquisitions	—	—	12	305,351	13	1,143,223	25		1,448,574
Sales	—	—	—	—	—	—	—		—
Development starts	(30)	(602,611)	(12)	(305,351)	(30)	(2,221,314)	(72)		(3,129,276)
Other	—	79,772	—	37,157	—	716,413	—		833,342

Balance as of March 31, 2011	2,266	37,852,282	227	4,657,161	101	4,016,706	2,594	(3)	46,526,149

Investment in Land(4)		$654,355		$162,690		$133,441			$950,486

Cumulative real estate impairment losses									$(152,314)

Investment in land, net of cumulative real estate impairment losses									$798,172

AMB’s share of investment in land, net of cumulative real estate impairment losses		$390,377		$80,521		$130,777			$601,675
AMB Cost per SF		$4.42		$14.27		$29.78			$6.11
AMB Cost per Floor Area Ratio SF		$10.78		$30.63		$32.56			$14.21
Weighted Average Purchase Date (in years)		5.1		3.0		4.8			4.7

Value-Added Conversion Inventory(1)

	East Region		West Region		The Americas Total
		Number of		Number of			Number of
Conversion Time Frame	Acres	Projects	Acres	Projects	Acres		Projects

3 years or less	7	2	61	4	68		6
3+ years	—	—	179	10	179		10

Total	7	2	240	14	247	(5)	16

Redevelopment Inventory(1)

	West Region		The Americas Total
		Number of			Number of
Redevelopment Time Frame	Sq Ft	Projects	Sq Ft		Projects

3 years or less	—	—	—		—
3+ years	998,372	3	998,372		3

Total	998,372	3	998,372	(6)	3

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Includes investments held through unconsolidated co-investment ventures. Does not include value-added acquisitions.
(3)	AMB’s share of acres and square feet of estimated build out including amounts held in unconsolidated co-investment ventures is 2,253 acres and 40.4 million square feet, respectively.
(4)	Represents actual cost incurred to date including initial acquisition, infrastructure, and associated carry costs.
(5)	AMB’s share is 192 acres.
(6)	AMB’s share is 676,385 square feet.

© 2011 AMB Property Corporation | 16

2011 First Quarter Earnings Conference Call 4/20/2011	Private Capital Co-investment Ventures Overview (dollars in millions)

	Date	Geographic		Functional	Incentive Distribution
Co-investment Venture	Established	Focus	Principal Venture Investors	Currency	Frequency	Term

AMB-SGP	March 2001	United States	Subsidiary of GIC Real Estate Pte Ltd.	USD	10 years	March 2011(1)
AMB Institutional Alliance Fund II	June 2001	United States	Various	USD	At dissolution	December 2014 (estimated)
AMB-AMS	June 2004	United States	Various	USD	At dissolution	December 2012; extendable 4 years
AMB U.S. Logistics Fund	October 2004	United States	Various	USD	3 years (next 2Q11)	Open end
AMB-SGP Mexico	December 2004	Mexico	Subsidiary of GIC Real Estate Pte Ltd.	USD	7 years	December 2011; extendable 7 years
AMB Japan Fund I	June 2005	Japan	Various	JPY	At dissolution	June 2013; extendable 2 years
AMB DFS Fund I	October 2006	United States	Strategic Realty Ventures, LLC	USD	Upon project sales	Upon final sale(2)
AMB Europe Logistics Fund	June 2007	Europe	Various	EUR	3 years (next 2Q13)	Open end
AMB Mexico Fondo Logistico	July 2010	Mexico	Various	USD	At dissolution	July 2020
AMB Brazil Logistics Partners Fund I	December 2010	Brazil	Major university endowment	BRL	At dissolution	December 2017; extendable 2 years
AMB Europe Logistics JV	February 2011	Europe	Allianz Real Estate	EUR	3 years (next 4Q12)	Open end
AMB China Logistics Venture I	March 2011	China	HIP China Logistics Investments Limited	RMB(3)	At dissolution	March 2018

YTD Additions to Private Capital Co-investment Ventures(4)

Gross Carrying Value of Private Capital Co-investment Ventures(5)
(1)	For AMB-SGP, the co-investment venture ended in April 2011 with AMB’s acquisition of SGP’s partnership interest.

(2)	For AMB DFS Fund I, the investment period ended in June 2009. The fund will terminate upon completion and disposition of assets currently owned and under development by the fund.

(3)	Capital commitments and distributions are in USD and AMB’s incentive distributions are based on returns measured in USD.

(4)	Additions to private capital co-investment ventures include both acquisitions from third parties as well as assets contributed to co-investment ventures from AMB.

(5)	See reporting definitions and supplemental financial measures disclosures.

© 2011 AMB Property Corporation | 17

2011 First Quarter Earnings Conference Call 4/20/2011	Joint Ventures Financial Summary (dollars in thousands)

	AMB’s			Gross				AMB’s	Estimated
	Ownership	Square		Book	Property	Other		Net Equity	Investment
Unconsolidated Joint Ventures	Percentage	Feet(1)		Value	Debt	Debt		Investment(2)	Capacity

Operating Co-Investment Ventures
AMB U.S. Logistics Fund	33%	37,789,016		$3,452,032	$1,570,179	$—		$375,011	$150,000
AMB Europe Logistics Fund	37%	10,887,361		1,418,774	696,832	—		174,127	300,000
AMB Japan Fund I	20%	7,263,090		1,678,841	904,076	9,623		83,644	—
AMB-SGP Mexico	22%	6,352,103		361,422	162,885	148,438	(3)	20,193	—

Total Operating Co-investment Ventures	30%	62,291,570		6,911,069	3,333,972	158,061		652,975	450,000

Development Co-investment Ventures:
AMB DFS Fund I	15%	195,210		85,553	—	—		14,303	—
AMB U.S. Logistics Fund	33%	642,915		94,919	—	—		31,318	n/a
AMB Brazil Logistics Partners Fund I(4)	25%	639,264		78,293	—	—		57,975	350,000

Total Development Co-investment Ventures	25%	1,477,389		258,765	—	—		103,596	350,000

Total Unconsolidated Co-investment Ventures(5)	30%	63,768,959		7,169,834	3,333,972	158,061		756,571	800,000

Other Industrial Operating Joint Ventures	51%	7,419,049	(6)	287,535	152,485	—		51,682	n/a

Total Unconsolidated Joint Ventures	31%	71,188,008		$7,457,369	$3,486,457	$158,061		$808,253	$800,000

Consolidated Joint Ventures
Operating Co-investment Ventures
AMB-SGP	50%	8,216,247		$480,302	$325,876	$—
AMB Institutional Alliance Fund II	24%	7,321,372		521,227	182,849	54,300
AMB-AMS	39%	2,170,337		161,205	75,244	—

Total Operating Co-investment Ventures	37%	17,707,956		1,162,734	583,969	54,300
Total Consolidated Co-investment Ventures	37%	17,707,956		1,162,734	583,969	54,300

Other Industrial Operating Joint Ventures	83%	2,917,634		348,690	57,435	—
Other Industrial Development Joint Ventures	41%	249,169		224,609	92,510	—

Total Consolidated Joint Ventures	47%	20,874,759		$1,736,033	$733,914	$54,300

Selected Operating Results				FFO, as					FFO, as
For the Quarter Ended March 31, 2011	Cash NOI(5)	Net Income		adjusted(5)		Share of	Cash NOI(5)	Net Income	adjusted(5)

Unconsolidated Joint Ventures	$102,288	$10,949	(7)	$55,632	(7)	AMB’s	$31,768	$7,800	$20,881
Consolidated Joint Ventures	$23,019	$4,214		$15,278		Partner’s	$12,321	$2,517	$7,542

(1)	For development properties, represents the estimated square feet upon completion for the committed phases of development projects.

(2)	Through AMB Property Mexico, AMB held an equity interest in various other non-core unconsolidated ventures for approximately $14.0 million as of March 31, 2011. Additionally, in December 2010, AMB entered into a mortgage debt investment joint venture with a third-party and held an equity interest of $87.6 million as of March 31, 2011.

(3)	Includes $89.6 million of shareholder loans.

(4)	Through AMB Brazil Logistics Partners Fund I, a 50% co-investment venture with a third-party partner, AMB holds a 25% equity interest in a joint venture created with its partner Cyrela Commercial Properties.

(5)	See reporting definitions and supplemental financial measures disclosures.

(6)	Includes investments in 7.3 million square feet of operating properties through AMB’s investment in unconsolidated joint ventures that it does not manage which it excludes from its owned and managed portfolio.

(7)	Includes $3.8 million of interest expense on shareholder loans for AMB-SGP Mexico for the ended March 31, 2011.

© 2011 AMB Property Corporation | 18

2011 First Quarter Earnings Conference Call 4/20/2011	Capitalization Summary (dollars in millions)

Value

Coverage and Debt Ratios

	For the Quarter Ended
	March 31, 2011
Wholly-owned fixed charge coverage(2)	2.4	x
Fixed charge coverage(2)	2.2	x
Interest coverage(2)	2.7	x
Dividends per share-to-FFO, as adjusted per share(2)	84.8%
AMB’s share of total debt-to-total market capitalization(2)	38.6%
AMB’s share of total debt-to-AMB’s share of total assets(2)	43.0%

Capital Structure(1)

(1)	Debt amounts represent AMB’s share of debt and preferred securities.

(2)	See reporting definitions and supplemental financial measures disclosures.

(3)	In addition to the $800 million of estimated investment capacity presented on page 18, includes $600 million, $1.1 billion and $650 million of estimated investment capacity in AMB Mexico Fondo Logistico, AMB China Logistics Venture I and AMB Europe Logistics JV, respectively.

© 2011 AMB Property Corporation | 19

2011 First Quarter Earnings Conference Call 4/20/2011	Capitalization Detail (dollars in thousands, except shares and share price)

	AMB Wholly-Owned
	Unsecured				Total	Consolidated	Total	Unconsolidated		AMB’s Share of
	Senior	Credit	Other	Secured	Wholly-Owned	Joint Venture	Consolidated	Joint	Total	Total
	Debt	Facilities(1)	Debt	Debt	Debt	Debt	Debt	Venture Debt	Debt	Debt

2011	$25,000	$230,512	$—	$15,203	$270,715	$138,854	$409,569	$293,559	$703,128	$410,012
2012	—	—	150,256	29,598	179,854	469,805	649,659	429,864	1,079,523	473,661
2013	293,897	—	—	23,710	317,607	104,852	422,459	721,396	1,143,855	542,064
2014	—	172,272	—	4,787	177,059	8,637	185,696	553,802	739,498	384,253
2015	112,491	—	217,624	7,721	337,836	16,943	354,779	493,705	848,484	521,419
2016	250,000	—	—	79,994	329,994	15,499	345,493	171,422	516,915	392,479
2017	300,000	—	—	66,303	366,303	490	366,793	92,783	459,576	387,426
2018	300,000	—	—	—	300,000	595	300,595	98,859	399,454	332,953
2019	250,000	—	—	—	250,000	29,412	279,412	14,043	293,455	271,219
2020	120,294	—	—	—	120,294	645	120,939	214,012	334,951	191,268
Thereafter	—	—	—	—	—	2,450	2,450	476,200	478,650	158,498

Subtotal	$1,651,682	$402,784	$367,880	$227,316	$2,649,662	$788,182	$3,437,844	$3,559,645	$6,997,489	$4,065,252
Unamortized net (discounts) premiums	(11,859)	—	—	34	(11,825)	32	(11,793)	(4,740)	(16,533)	(10,021)

Subtotal	$1,639,823	$402,784	$367,880	$227,350	$2,637,837	$788,214	$3,426,051	$3,554,905	$6,980,956	$4,055,231
Joint venture partners’ share of debt(2)	—	—	—	—	—	(448,927)	(448,927)	(2,476,798)	(2,925,725)	—

AMB’s share of total debt(2)	$1,639,823	$402,784	$367,880	$227,350	$2,637,837	$339,287	$2,977,124	$1,078,107	$4,055,231	$4,055,231

Weighted average interest rate	5.5%	1.5%	2.1%	2.9%	4.2%	4.8%	4.4%	4.5%	4.4%	4.4%
Weighted average remaining maturity (years)	6.0	1.4	3.4	4.7	4.8	1.7	4.1	4.5	4.3	4.5

Market Equity
Security	Shares		Price	Value

Common Stock	169,550,704	(3)	$35.97	$6,098,739
LP Units	3,022,993		$35.97	108,737

Total	172,573,697			$6,207,476

Total options outstanding				9,103,685
Dilutive effect of stock options on net income per common share(4)				—
Dilutive effect of stock options on FFO, as adjusted and Core FFO, as adjusted per common share and unit(4)				1,835,124

Preferred Stock
	Dividend	Liquidation
Security	Rate	Preference

Series L preferred stock	6.50%	$50,000
Series M preferred stock	6.75%	57,500
Series O preferred stock	7.00%	75,000
Series P preferred stock	6.85%	50,000

Weighted Average/Total	6.80%	$232,500

Capitalization Ratios

AMB’s share of total debt-to-total market capitalization(2)(5)	38.6%
AMB’s share of total debt plus preferred-to-AMB’s share of total market capitalization(2)(5)	40.9%
AMB’s share of total debt-to-AMB’s share of total assets(2)	43.0%
AMB’s share of total debt plus preferred-to-AMB’s share of total assets(2)	45.5%

(1)	Represents three credit facilities with total capacity of approximately $1.6 billion. Includes $142.0 million in U.S. dollar borrowings and $172.3 million, $64.9 million, $19.4 million and $4.2 million in Yen, Canadian dollar Singapore dollar and Euro-based borrowings outstanding at March 31, 2011, respectively, translated to U.S. dollars using the foreign exchange rates in effect on March 31, 2011.

(2)	See reporting definitions and supplemental financial measures disclosures.

(3)	Includes 1,269,422 shares of unvested restricted stock.

(4)	Computed using the treasury stock method and average share price of $34.04 for the quarter ended March 31, 2011. For net income per common share all stock options were anti-dilutive as of March 31, 2011.

(5)	Total Market Capitalization is defined as AMB’s share of total debt plus preferred equity liquidation preferences plus market equity.

© 2011 AMB Property Corporation | 20

2011 First Quarter Earnings Conference Call 4/20/2011	Debt Maturities(1) (dollars in thousands)

	After Extension Options(2)
AMB Wholly-Owned Debt	2011	2012	2013	2014
Unsecured Senior Debt	$25,000	$—	$293,897	$—
Credit Facilities	—	230,512	—	—
Other Debt	—	150,256	—	—
AMB Secured Debt	14,233	27,921	22,410	—

Subtotal	39,233	408,689	316,307	—

Consolidated Joint Ventures
AMB-AMS	—	—	39,135	—
AMB Institutional Alliance Fund II	—	3,811	198,800	4,571
AMB-SGP	37,963	287,914	—	—
Other Industrial Joint Ventures	38,573	50,075	21,527	4,059

Subtotal	76,536	341,800	259,462	8,630

Unconsolidated Joint Ventures
AMB-SGP Mexico	58,825	162,885	—	—
AMB Japan Fund I	147,738	206,760	479,807	—
AMB Europe Logistics Fund	—	—	—	434,391
AMB U.S. Logistics Fund	24,088	29,174	180,656	91,069
Other Industrial Joint Ventures	30,842	—	56,916	30,661

Subtotal	261,493	398,819	717,379	556,121

Total Consolidated	115,769	750,489	575,769	8,630
Total Unconsolidated	261,493	398,819	717,379	556,121

Total	$377,262	$1,149,308	$1,293,148	$564,751

Total AMB’s Share	$145,034	$668,683	$574,237	$208,847

(1)	Excludes scheduled principal amortization of debt maturing in years subsequent to 2014 as well as debt premiums and discounts.

(2)	Subject to certain conditions.

© 2011 AMB Property Corporation | 21

2011 First Quarter Earnings Conference Call 4/20/2011	Supplemental Information for Net Asset Value Analysis (NAV) (dollars in thousands, except per share amounts)

Income Items

		Actual
		Quarter Ended
		March 31, 2011
Real Estate:
Wholly-owned property cash NOI from continuing operations(1)		$77,032
AMB’s share of cash NOI from joint ventures:
Total cash NOI from joint ventures from continuing operations(1)	$124,683
AMB’s share of joint ventures(1)	34.2%

AMB’s share of cash NOI from joint ventures from continuing operations(1)		42,672
Adjustments to AMB’s share of cash NOI:
NOI attributed to construction-in-progress	$(179)
NOI attributed to pre-stabilized development projects(1)(2)	(4,449)
NOI attributed to contributed developments	—
NOI required to stabilize properties acquired and moved to operations	65
Other adjustments to AMB’s share of cash NOI:(3)	5,800

Adjustments to AMB’s share of cash NOI(4)		1,237

Total AMB’s share of cash NOI from continuing operations related to operating properties(1)(5)		$120,941

AMB’s share of average occupancy(5)		92.3%

Development platform:(4)
Development starts		$299,934

Private capital platform:
Total private capital revenue per common share and unit (diluted)		$0.04

Assets & Liabilities

As of
AMB’s share of:(1)	March 31, 2011
Development, land, value-added acquisitions and contributed assets, net of real estate impairment losses:(5)
Construction-in-progress (invested to date)	$111,219
Pre-stabilized development projects (invested to date)(1)	658,453
Value-added acquisitions(1)	37,525
Land held for future development	601,675
Assets contributed to co-investment ventures(6)	—

Total development, land, value-added acquisitions and contributed assets, net of real estate impairment losses	$1,408,872

Debt and preferred securities:(5)
Total debt	$4,055,231
Preferred securities	232,500

Total debt and preferred securities	$4,287,731

Other balance sheet items:(5)
Cash and cash equivalents and restricted cash	$337,787
Accounts receivable (net) and other assets	515,959
Deferred rents receivable and deferred financing costs (net)	(125,250)
Accounts payable and other liabilities	(342,686)

Total other balance sheet items	$385,810

(1)	See reporting definitions and supplemental financial measures disclosures.

(2)	Includes an adjustment to remove any NOI generated from value-added acquisitions.

(3)	Other adjustments to AMB’s share of cash NOI include free rent granted in the quarter and non-property related revenues and expenses.

(4)	Transaction activity adjustments remove NOI generated from in-progress developments, contributed developments, and projects held for sale or contribution as the value of this real estate is reflected in AMB’s share of development, land, and contributed assets as detailed above. The adjustments also include stabilized NOI for acquisitions.

(5)	Includes investments held through unconsolidated joint ventures.

(6)	Represents AMB’s share of assets contributed to unconsolidated co-investment ventures during the three months ended March 31, 2011.

© 2011 AMB Property Corporation | 22

2011 First Quarter Earnings Conference Call 4/20/2011	Reporting Definitions / Supplemental Financial Measures

Acquisition Cost includes estimated acquisition capital expenditures. Estimated acquisition capital expenditures include immediate building improvements that are taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to operating standard or to stabilization and incremental building improvements and leasing costs that are incurred in an effort to substantially increase the revenue potential of an existing building.
Adjusted EBITDA, Wholly-owned Adjusted EBITDA and AMB’s share of Adjusted EBITDA. AMB uses adjusted earnings before interest (including the amount of capitalized interest deducted from the determination of development gains), tax, depreciation and amortization, impairment charges, development profits related to real estate impairment losses previously recognized, restructuring charges, merger transaction costs, losses on early extinguishment of debt, stock-based compensation amortization and other non-cash charges, and non-development gains, or adjusted EBITDA, to measure both its operating performance and liquidity. AMB considers adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of tax, non-cash depreciation and amortization expense (including stock-based compensation amortization) or non-development gains. By excluding interest expense, adjusted EBITDA allows investors to measure AMB’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. AMB considers adjusted EBITDA to be a useful supplemental measure for reviewing its comparative performance with other companies because, by excluding non-cash depreciation and amortization expense, adjusted EBITDA can help the investing public compare the performance of a real estate company to that of companies in other industries. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted values. The development profits related to real estate impairment losses previously recognized reflect adjustments to the cost basis of properties previously impaired used to determine profits on disposition. The restructuring charges reflected costs associated with AMB’s reduction in global headcount and cost structure. The merger transaction costs reflected costs associated with AMB’s potential merger transaction with ProLogis. Debt extinguishment losses generally included the costs of repurchasing debt securities. AMB repurchased certain tranches of senior unsecured debt to manage its debt maturities in response to the current financing environment, resulting in greater debt extinguishment costs. Although difficult to predict, these items may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate and financial markets. While not infrequent or unusual in nature, certain of these items result from market fluctuations that can have inconsistent effects on AMB’s results of operation. The economics underlying certain of these items reflect market and financing conditions in the short-term but can obscure AMB’s performance and the value of AMB’s long-term investment decisions and strategies. Certain of these items reflect activities that are unusual in nature and have inconsistent effects on AMB’s results of operations. Management believes adjusted EBITDA is significant and useful to both it and its investors. Adjusted EBITDA more appropriately reflects the value and strength of AMB’s business model and its potential performance isolated from the volatility of the current economic environment and unobscured by costs (or gains) resulting from AMB’s management of its financing profile in response to the tightening of the capital markets. As a liquidity measure, AMB believes that adjusted EBITDA helps investors to analyze its ability to meet debt service obligations and to make quarterly preferred share dividends and unit distributions. Management uses adjusted EBITDA when measuring AMB’s operating performance and liquidity; specifically when assessing its operating performance, and comparing that performance to other companies, both in the real estate industry and in other industries, and when evaluating its ability to meet debt service obligations and to make quarterly preferred share dividends and unit distributions. AMB believes investors should consider adjusted EBITDA, in conjunction with net income (the primary measure of AMB’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of AMB’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies. By excluding interest, taxes, depreciation and amortization, impairment charges, development profits related to real estate impairment losses previously recognized, restructuring charges, merger transaction costs, debt extinguishment losses, stock-based compensation amortization and other non-cash charges and non-development gains when assessing AMB’s financial performance, an investor is assessing the earnings generated by AMB’s operations, but not taking into account the eliminated expenses or non-development gains incurred in connection with such operations. As a result, adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with AMB’s required GAAP presentations. Adjusted EBITDA does not reflect AMB’s historical cash expenditures or future cash requirements for working capital, capital expenditures or contractual commitments. Adjusted EBITDA also does not reflect the cash required to make interest and principal payments on AMB’s outstanding debt. While adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, AMB’s computation of adjusted EBITDA may not be comparable to EBITDA reported by other companies. Management compensates for the limitations of adjusted EBITDA by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of adjusted EBITDA and a reconciliation of adjusted EBITDA to net income (or loss), a U.S. GAAP measurement. AMB defines AMB’s share of adjusted EBITDA to be AMB Property Corporation’s pro rata portion of adjusted EBITDA based on its direct or indirect percentage of equity interests in its joint ventures and other investments. AMB defines wholly-owned adjusted EBITDA to be that portion of adjusted EBITDA, which is solely attributable to assets and activities that are 100% directly or indirectly owned by AMB Property Corporation plus cash distributions from joint venture relationships. AMB includes these distributions as they are an additional source of cash flow available to service AMB’s obligations. AMB believes these supplemental measures are useful by providing investors with more comprehensive disclosure regarding AMB’s performance and its ability to cover its financial obligations on both a wholly owned basis and on a total portfolio basis.
The following table reconciles adjusted EBITDA, wholly-owned adjusted EBITDA and AMB’s share of adjusted EBITDA from net loss for the three months ended March 31, 2011 and 2010 (dollars in thousands):

	For the Quarters Ended
	March 31,
	2011	2010
Net income (loss)	$14,322	$(620)
Depreciation and amortization	54,986	47,381
Restructuring charges	—	2,973
Merger transaction costs	3,697	—
Stock-based compensation amortization and other non-cash charges	6,770	7,286
Interest expense, including amortization	34,942	32,589
Total discontinued operations, including gains, excluding development profits	(15,414)	(840)
Adjustment for depreciation on development profits	(525)	(1,546)
Income tax expense	1,418	1,293
Capitalized interest attributable to development properties sold or contributed	518	200
Discontinued operations’ adjusted EBITDA	884	2,146
Less: Equity in earnings of unconsolidated joint ventures, net	(7,800)	(3,875)
Less: Adjusted EBITDA attributable to consolidated joint ventures	(25,017)	(24,048)
Distributions from consolidated and unconsolidated joint ventures	11,284	9,942

Wholly-owned adjusted EBITDA	80,065	72,881
Adjustments to derive adjusted EBITDA from consolidated joint ventures:
Distributions from consolidated joint ventures to AMB	(3,182)	(4,675)
Adjusted EBITDA attributable to consolidated joint ventures	25,017	24,048
Adjusted EBITDA attributable to noncontrolling interests	(13,289)	(13,215)
Adjustments to derive adjusted EBITDA from unconsolidated joint ventures:
Distributions from unconsolidated joint ventures to AMB	(8,102)	(5,267)
AMB’s share of FFO, as adjusted	20,881	14,453
AMB’s share of interest expense	13,273	12,901

AMB’s share of adjusted EBITDA	$114,663	$101,126

Allocation to participating securities. On the Consolidated Statements of Operations, this represents net income attributable to AMB Property Corporation, net of preferred stock dividends, allocated to outstanding unvested restricted shares. On the Consolidated Statements of Fund from Operations, this represents FFO allocated to outstanding unvested restricted shares. For the three months ended March 31, 2011, there were 1,269 unvested restricted shares outstanding (in thousands). For the three months ended March 31, 2010, there were 1,228 unvested restricted shares outstanding (in thousands).
AMB’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures accounted for in the applicable financial measure. AMB believes that “AMB’s share of” calculations are meaningful and useful supplemental measures, which enable both management and investors to assess the operations, earnings and growth of AMB in light of AMB’s ownership interest in its joint ventures and to compare the applicable measure to that of other companies. In addition, it allows for a more meaningful comparison of the applicable measure to that of other companies that do not consolidate any of their joint ventures. “AMB’s share of” calculations are not intended to reflect actual liability should there be a default under loans or a liquidation of the joint ventures. AMB’s computation of “AMB’s share of” measures may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.

© 2011 AMB Property Corporation | 23

2011 First Quarter Earnings Conference Call 4/20/2011	Reporting Definitions / Supplemental Financial Measures

AMB’s share of Other Balance Sheet Items. AMB believes that balance sheet information based on GAAP provides the most appropriate information about financial position. However, AMB considers balance sheet information reported on an owned and managed basis (such as AMB’s share of cash and cash equivalents and restricted cash, AMB’s share of accounts receivable (net) and other assets, AMB’s share of deferred rents receivable and deferred financing costs (net), and AMB’s share of accounts payable and other liabilities) to be useful supplemental measures to help the investors better understand AMB’s operating performance. See Reporting Definitions for definitions of “owned and managed” and “AMB’s share of.” AMB believes that AMB’s share of balance sheet items on an owned and managed basis helps management and investors make a comprehensive assessment of AMB’s total real estate portfolio and provides a better understanding of AMB’s operating activities. While such information is helpful to the investor, it does not provide balance sheet information as defined by GAAP and is not a true alternative to such GAAP measurements. Further, AMB’s computation of its share of balance sheet items on an owned and managed basis may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
AMB’s share of total debt. AMB’s share of total debt is the pro rata portion of the total debt based on its percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the debt. AMB believes that its share of total debt is a meaningful supplemental measure, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. In addition, it allows for a more meaningful comparison of its debt to that of other companies that do not consolidate their joint ventures. AMB’s share of total debt is not intended to reflect its actual liability should there be a default under any or all of such loans or a liquidation of the joint ventures. See Capitalization Detail for a reconciliation of total debt and AMB’s share of total debt.
AMB’s share of total debt-to-AMB’s share of total assets is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the debt. AMB’s share of total assets is the pro rata portion of total gross book value of assets based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the assets.
AMB’s share of total debt-to-total market capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the debt. AMB’s definition of “total market capitalization” is AMB’s share of total debt plus preferred equity liquidation preferences plus market equity. AMB’s definition of “market equity” is the total number of outstanding shares of AMB’s common stock and common limited partnership units multiplied by the closing price per share of its common stock as of period end.
Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the terms of the lease, as of period end and including contractual rent escalations, multiplied by 12. If free rent is granted, then the first positive rent value is used. Leases denominated in foreign currencies are translated using the currency exchange rate at period end.
Assets Under Management is AMB’s estimate of the value of the real estate it wholly owns or manages through its consolidated and unconsolidated co-investment ventures or for clients of AMB Capital Partners. Assets under management is calculated by adding the co-investment venture partner’s or client’s share of the carrying value of its real estate investment to AMB’s share of total market capitalization.
Average occupancy percentage represents the daily weighted occupancy of the total rentable square feet leased, including month-to-month leases, divided by total rentable square feet. Space is considered leased when the tenant has either taken physical or economic occupancy.
Carrying value is the sum of the most recent valuation of real estate investments plus subsequently incurred capital expenditures. Generally, each real estate investment is valued once a year.
Cash-basis NOI. Cash-basis NOI is defined as NOI less straight line rents and amortization of lease intangibles. AMB considers cash-basis NOI to be an appropriate and useful supplemental performance measure because cash basis NOI reflects the operating performance of the real estate portfolio excluding the effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. However, cash-basis NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, cash-basis NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating cash-basis NOI.
For a reconciliation of NOI from net income for the quarter ended March 31, 2011, refer to the SS NOI definition. The following table reconciles AMB’s share of cash-basis NOI from NOI for the quarter ended March 31, 2011 (dollars in thousands):

For the Quarter Ended
March 31, 2011
NOI	$106,023
Straight-line rents and amortization of lease intangibles	(5,972)
Consolidated joint venture cash NOI from continuing operations	(23,019)

Wholly-owned property cash NOI	77,032
AMB’s share of consolidated joint venture cash NOI	10,698
AMB’s share of unconsolidated joint venture cash NOI	31,974
AMB’s share of transaction adjustments	1,237

AMB’s share of cash-basis NOI	$120,941

Co-investment Ventures are Joint Ventures with institutional investors, managed by AMB from which AMB receives acquisition fees for third-party acquisitions, portfolio and asset management distributions or fees, as well as incentive distributions or promoted interests.
Co-investment venture operating results.

For the Quarter Ended March 31, 2011
				Income
	AMB’s		Property	(Loss) from
	Ownership		Operating	Continuing		Net			FFO, as
	Percentage	Revenues	Expenses	Operations		Income (Loss)		Cash NOI	adjusted
Unconsolidated Co-investment Ventures
AMB U.S. Logistics Fund	33%	$71,051	$(22,002)	$4,034		$4,153		$46,476	$25,769
AMB Europe Logistics Fund	37%	26,369	(5,708)	3,130		3,130		19,207	11,677
AMB Japan Fund I	20%	29,185	(6,192)	4,037		4,037		22,930	13,596
AMB-SGP Mexico	22%	8,922	(1,014)	(1,881	) (1)	(1,881	) (1)	7,646	824 (1)
AMB DFS Fund I	15%	33	(431)	(503)		(420)		(397)	(327)
AMB Brazil Logistics Partners Fund I	25%	—	—	38		38		—	38
Consolidated Co-investment Ventures
AMB-SGP	50%	11,063	(3,834)	(803)		(803)		7,030	2,735
AMB Institutional Alliance Fund II	24%	12,537	(3,675)	1,941		1,941		8,709	5,500
AMB-AMS	39%	4,056	(1,228)	501		501		2,659	1,560

(1)	Includes $3.8 million of interest expense on loans from co-investment venture partners.
Co-investment venture partner’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s co-investment venture partners’ percentage of equity interest in each of the consolidated or unconsolidated co-investment ventures accounted for in the applicable financial measure.
Co-investment venture partner’s (or co-investor’s) share of debt is the co-investment venture partner’s pro-rata portion of total debt.
Co-investment venture partner’s (or co-investor’s) share of equity is the pro-rata portion of the co-investment venture partner’s share of carrying value less the co-investment venture partner’s share of debt.
Completion is generally defined as properties that have reached Stabilization or properties that have been substantially complete for at least 12 months.
Development activities include ground-up development, redevelopments, land sales and value-added conversions.
Development margin is calculated as contribution value or disposition price less closing costs, minus estimated total investment, before the impact of cumulative real estate impairment losses, and any deferred rents, taxes or third party promotes before any deferrals on contributions, divided by the estimated total investment, before the impact of cumulative real estate impairment losses.

© 2011 AMB Property Corporation | 24

2011 First Quarter Earnings Conference Call 4/20/2011	Reporting Definitions / Supplemental Financial Measures

Estimated FFO, as adjusted, by Business. Estimated FFO, as adjusted, by Business is FFO, as adjusted generated by AMB’s Real Estate Operations, Development and Private Capital business. Estimated Development and Private Capital FFO, as adjusted, was determined by reducing Development Profits, net of taxes, and Private Capital revenues by their respective estimated share of general and administrative expenses, also defined as overhead. Development’s and Private Capital’s estimated allocation of total general and administrative expenses was based on their respective percentage of actual direct general and administrative expenses incurred. Estimated Real Estate Operations FFO, as adjusted represents total AMB FFO, as adjusted, less estimated FFO, as adjusted, attributable to Development and Private Capital. Management believes estimated FFO, as adjusted, by business line is a useful supplemental measure of its operating performance because it helps the investing public compare the operating performance of AMB’s respective businesses to other companies’ comparable businesses. Further, AMB’s computation of FFO, as adjusted, by business line may not be comparable to that reported by other real estate investment trusts as they may use different methodologies in computing such measures.
Estimated investment capacity is AMB’s estimate of the gross real estate which could be acquired through the use of its equity commitments from co-investment venture partners plus AMB’s funding obligations and estimated debt capitalization.
Estimated total investment represents total estimated cost of development, expansion, including initial acquisition costs, prepaid ground leases, buildings, and associated carry costs. Estimated total investments are based on current forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at period end.
Estimated yields on development projects are calculated from estimated annual cash NOI following occupancy stabilization divided by the estimated total investment. Yields exclude value added conversion projects and are calculated on an after-tax basis for international projects.
Fixed charge coverage. Fixed charge coverage is defined as Adjusted EBITDA divided by fixed charges. Fixed charges consist of interest expense less joint venture partner’s share of interest expense and amortization of finance costs and debt premiums, from continuing and discontinued operations, plus AMB’s share of interest expense from unconsolidated joint venture debt, capitalized interest, preferred unit distributions and preferred stock dividends. AMB uses fixed charge coverage to measure its liquidity. AMB believes fixed charge coverage is relevant and useful to investors because it permits fixed income investors to measure AMB’s ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred shareholders. AMB’s computation of fixed charge coverage may not be comparable to fixed charge coverage reported by other companies.
The following table details the calculation of fixed charges for three months ended March 31, 2011 and 2010 (dollars in thousands):

	For the Quarters Ended
	March 31,
Fixed charge	2011	2010
Interest expense, including amortization — continuing operations	$34,942	$32,589
Amortization of financing costs and debt premiums — continuing operations	(3,437)	(3,169)
Interest expense, including amortization — discontinued operations	(14)	27
Amortization of financing costs and debt premiums — discontinued operations	—	(3)
Capitalized interest	9,055	9,664
Preferred stock dividends	3,952	3,952
Less: Fixed charge attributable to consolidated joint ventures	(11,781)	(12,802)

Wholly-owned fixed charge	32,717	30,258
Adjustments to derive fixed charge from consolidated joint ventures:
Fixed charge attributable to consolidated joint ventures	11,781	12,802
Fixed charge attributable to noncontrolling interests	(6,193)	(6,899)
Adjustments to derive fixed charge from unconsolidated joint ventures:
AMB’s share of capitalized interest from unconsolidated joint ventures	130	265
AMB’s share of interest expense from unconsolidated joint ventures	13,273	12,901

Total fixed charge	$51,708	$49,327

Funds From Operations, as adjusted (“FFO, as adjusted”), Funds From Operations Per Share and Unit, as adjusted (“FFOPS, as adjusted”), Core FFO, as adjusted, Core FFO Per Share and Unit, as adjusted (“Core FFOPS, as adjusted”) and Funds From Operations, as defined by NAREIT (“FFO, as defined by NAREIT”) (together with FFO, as adjusted, FFOPS, as adjusted, Core FFO, as adjusted, Core FFOPS, as adjusted, and FFO, as defined by NAREIT, the “FFO Measures, as adjusted”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, as adjusted (or FFO, as adjusted), FFO per share and unit, as adjusted (or FFOPS, as adjusted), Core FFO, as adjusted, Core FFO per share and unit, as adjusted (or Core FFOPS, as adjusted) and FFO, as defined by NAREIT, to be useful supplemental measures of its operating performance. AMB defines FFOPS, as adjusted, as FFO, as adjusted, per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO, as adjusted, as net income (or loss) available to common stockholders, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO, as adjusted, of consolidated and unconsolidated joint ventures. AMB defines Core FFOPS, as adjusted as Core FFO, as adjusted per fully diluted weighted share of AMB’s common stock and operating partnership units. AMB calculates Core FFO, as adjusted as FFO, as adjusted excluding AMB’s share of development profits. These calculations also include adjustments for items as described below.
Unless stated otherwise, AMB includes the gains from development, including those from value-added conversion projects, before depreciation recapture, as a component of FFO, as adjusted. AMB believes gains from development should be included in FFO, as adjusted, to more completely reflect the performance of one of our lines of business. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, as adjusted, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in funds from operations. However, AMB’s interpretation of FFO, as adjusted, or FFOPS, as adjusted, may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the NAREIT definition, and may not be comparable to funds from operations or funds from operations per share and unit reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does. In connection with the formation of a joint venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. AMB includes in its calculation of FFO, as adjusted, gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although it is a departure from the current NAREIT definition, AMB believes such calculation of FFO, as adjusted, better reflects the value created as a result of the contributions.
In addition, AMB calculates FFO, as adjusted, to exclude impairment and restructuring charges, merger transaction costs, catastrophic disaster losses, debt extinguishment losses and the preferred unit redemption discount. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted values. The restructuring charges reflected costs associated with AMB’s reduction in global headcount and cost structure. Debt extinguishment losses generally included the costs of repurchasing debt securities. AMB repurchased certain tranches of senior unsecured debt to manage its debt maturities in response to the current financing environment, resulting in greater debt extinguishment costs. The preferred unit redemption discount reflects the gain associated with the discount to liquidation preference in the preferred unit redemption price less costs incurred as a result of the redemption. Although difficult to predict, these items may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate and financial markets. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on AMB’s results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure AMB’s performance and the value of AMB’s long-term investment decisions and strategies. The merger transaction costs, which reflected costs associated with AMB’s potential merger transaction with ProLogis, represented fluctuations that can have inconsistent effects on AMB’s results of operations. Management believes FFO, as adjusted, is significant and useful to both it and its investors. FFO, as adjusted, more appropriately reflects the value and strength of AMB’s business model and its potential performance isolated from the volatility of the current economic environment or unusual activities and unobscured by costs (or gains) resulting from AMB’s management of its financing profile in response to the tightening of the capital

© 2011 AMB Property Corporation | 25

2011 First Quarter Earnings Conference Call 4/20/2011	Reporting Definitions / Supplemental Financial Measures

markets. However, in addition to the limitations of FFO Measures, as adjusted, generally discussed below, FFO, as adjusted, does not present a comprehensive measure of AMB’s financial condition and operating performance. This measure is a modification of the NAREIT definition of funds from operations and should not be used as an alternative to net income or cash as defined by U.S. GAAP.
AMB believes that the FFO Measures, as adjusted, are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, the FFO Measures, as adjusted, are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income available to common stockholders, as defined by U.S. GAAP. AMB believes that the use of the FFO Measures, as adjusted, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers the FFO Measures, as adjusted, to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, the FFO Measures, as adjusted, can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While funds from operations and funds from operations per share are relevant and widely used measures of operating performance of real estate investment trusts, the FFO Measures, as adjusted, do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. The FFO Measures, as adjusted, also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are the FFO Measures, as adjusted, necessarily indicative of cash available to fund AMB’s future cash requirements. Management compensates for the limitations of the FFO Measures, as adjusted, by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of the FFO Measures, as adjusted, and a reconciliation of the FFO Measures, as adjusted, to net income available to common stockholders, a U.S. GAAP measurement.
See Consolidated Statements of Funds from Operations, as adjusted for a reconciliation of FFO, as adjusted, from net income (loss) available to common stockholders and a reconciliation of Core FFO, as adjusted from FFO, as adjusted.
The following table reconciles projected Core FFO, as adjusted from projected net income available to common stockholders for the year ended December 31, 2011:

	2011
	Low	High
Projected net income available to common stockholders	$0.04	$0.14
AMB’s share of projected depreciation and amortization	1.37	1.37
AMB’s share of depreciation on development profits recognized to date	0.00	0.00
AMB’s share of gains on dispositions of operating properties recognized to date	(0.09)	(0.09)
Merger transaction costs	0.02	0.02
Impact of additional dilutive securities, other, rounding	(0.03)	(0.03)

Projected Funds From Operations, as adjusted (FFO, as adjusted)	$1.31	$1.41

AMB’s share of development profits recognized to date	(0.01)	(0.01)

Projected Core FFO, as adjusted(1)	$1.30	$1.40

Amounts are expressed per share, except FFO, as adjusted, and Core FFO, as adjusted, which are expressed per share and unit.
(1) As development gains are difficult to predict in the current economic environment, management believes Projected Core FFO, as adjusted is the more appropriate and useful measure to reflect its assessment of AMB’s projected operating performance.
Gross book value represents the book value of the property (before accumulated depreciation), net of impairments, owned by the joint venture and excludes net other assets. Development book values include uncommitted land.
Gross operating margin is calculated as NOI divided by gross revenues (excluding straight-line rents and amortization of lease intangibles, reimbursable capital revenue and lease termination fees) for properties in the pool at period end.
Impairment charges represent the write down of assets due to estimated fair value being lower than carry value.
Interest coverage. Interest coverage is defined as adjusted EBITDA divided by AMB’s share of interest expense which consists of consolidated interest expense less joint venture partner’s share of interest expense, including amortization, from continuing and discontinued operations and AMB’s share of interest expense from unconsolidated joint venture debt. AMB uses interest coverage to measure its liquidity. AMB believes interest coverage is relevant and useful to investors because it permits investors to measure AMB’s ability to meet its interest payments on outstanding debt. AMB’s computation of interest coverage may not be comparable to interest coverage reported by other companies.
The following table details AMB’s share of total interest for the three months ended March 31, 2011 and 2010 (dollars in thousands):

	For the Quarters Ended
	March 31,
Interest	2011	2010
Interest expense, including amortization — continuing operations	$34,942	$32,589
Interest expense, including amortization — discontinued operations	(14)	27
Joint venture partners’ share of interest expense	(5,468)	(6,583)
AMB’s share of interest expense from unconsolidated joint ventures	13,273	12,901

Total interest	$42,733	$38,934

Investment capacity represents estimated capacity based on the fund’s current cash and leverage limitations as of the most recent quarter end. The estimated investment capacities of AMB U.S. Logistics Fund and AMB Europe Logistics Fund, as open-end funds, are not limited.
Joint Ventures are all joint ventures, including Co-Investment Ventures, with real estate developers, other real estate operators, or institutional investors where AMB may or may not: have control, act as the manager and/or developer, earn asset management distributions or fees, or earn incentive distributions or promoted interests. In certain cases, AMB might provide development, leasing, property management and/or accounting services for which it may receive market compensation.
Joint venture partner’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s joint venture partners’ percentage of equity interest in each of the consolidated or unconsolidated joint ventures accounted for in the applicable financial measure.
Market equity is defined as the total number of outstanding shares of AMB’s common stock and common limited partnership units multiplied by the closing price per share of its common stock at period end.
Net Asset Value (“NAV”). AMB believes NAV is a useful supplemental measure of its operating performance because it enables both management and investors to analyze the fair value of its business. An assessment of the fair value of a business involves estimates and assumptions and can be performed using various methods. AMB has presented certain financial measures related to its business that it believes may be useful to the investing public in calculating its NAV but has not presented any specific methodology nor provided any guidance on assumptions or estimates that should be used in the calculation.
Net Operating Income (“NOI”). See same store net operating income for discussion of NOI and a reconciliation of NOI from net income.

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2011 First Quarter Earnings Conference Call 4/20/2011	Reporting Definitions / Supplemental Financial Measures

Occupancy percentage at period end represents the percentage of total rentable square feet leased, including month-to-month leases, divided by total rentable square feet at period end. Space is considered leased when the tenant has either taken physical or economic occupancy.
Owned and managed is defined by AMB as assets in which AMB has at least a 10% ownership interest, is the property or asset manager, and which it intends to hold for the long-term.
Owned and Managed Supplemental Cash Flow Information. AMB believes that cash flow information based on GAAP provides the most appropriate cash flow information. However, AMB considers cash flow information reported on an owned and managed basis (such as straight-line rents and amortization of lease intangibles, AMB’s share of straight-line rents and amortization of lease intangibles, gross lease termination fees, net lease termination fees, AMB’s share of net lease termination fees, tenant improvements, lease commissions and other lease costs, building improvements, Co-investment partners’ share of capital expenditures and AMB’s share of recurring capital expenditures) to be useful supplemental measures to help the investors better understand AMB’s operating performance and cash flow. See Reporting Definitions for definitions of “owned and managed”, “AMB’s share of” and “Co-investment venture partners’ share of”. AMB believes that owned and managed cash flow information helps management and investors make a comprehensive assessment of the cash flow of AMB’s total real estate portfolio and provides a better understanding of AMB’s operating performance and activities. While owned and managed supplemental cash flow information is helpful to the investor, it does not provide cash flow information as defined by GAAP and are not true alternatives to such GAAP measurements. Further, AMB’s computation of owned and managed supplemental cash flow information may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
Percent pre-leased represents the executed lease percentage of total square feet as of the reporting date.
Pre-stabilized development represents assets which have reached Completion but have not yet reached Stabilization.
Preferred, with respect to the capitalization ratios, is defined as preferred equity liquidation preferences.
Redevelopment projects represent those buildings that require significant capital expenditures (generally more than 25% of acquired cost or existing basis) to bring the buildings up to operating standards and stabilization (generally 90% leased).
Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include estimated acquisition capital expenditures which were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to operating standards.
Rent changes on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month of a term commencement and the net ABR due the last month of the former tenant’s term. If free rent is granted, then the first positive full rent value is used as a point of comparison. The rental amounts exclude base stop amounts, holdover rent and premium rent charges. If either the previous or current lease terms are under 12 months, then they are excluded from this calculation. If the lease is first generation or there is no prior lease for comparison, then it is excluded from this calculation.
Same Store Net Operating Income, Cash-basis SS NOI (“SS NOI”) and Net Operating Income (“NOI”). AMB defines NOI as rental revenues, including reimbursements, less property operating expenses. NOI excludes depreciation, amortization, general and administrative expenses, restructuring charges, real estate impairment losses, merger transaction costs, development profits (losses), gains (losses) from sale or contribution of real estate interests, and interest expense. AMB believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, NOI is a useful supplemental measure calculated to help investors understand AMB’s operating performance, excluding the effects of gains (losses), costs and expenses which are not related to the performance of the assets. NOI is widely used by the real estate industry as a useful supplemental measure, which helps investors compare AMB’s operating performance with that of other companies. Real estate impairment losses have been excluded in deriving NOI because AMB does not consider its impairment losses to be a property operating expense. AMB believes that the exclusion of impairment losses from NOI is a common methodology used in the real estate industry. Real estate impairment losses relate to the changing values of AMB’s assets but do not reflect the current operating performance of the assets with respect to their revenues or expenses. AMB’s real estate impairment losses are non-cash charges which represent the write down in the value of assets when estimated fair value over the holding period is lower than current carrying value. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted underlying real estate values. Therefore, the impairment charges are not related to the current performance of AMB’s real estate operations and should be excluded from its calculation of NOI.
AMB considers SS NOI to be a useful supplemental measure of our operating performance for properties that are considered part of the same store pool. AMB defines Cash-basis SS NOI as NOI on a same store basis excluding straight line rents and amortization of lease intangibles. See definition of “same store pool.” AMB considers SS NOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, AMB believes that SS NOI helps investors compare the operating performance of AMB’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, real estate impairment losses, merger transaction costs, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, AMB’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.
The following table reconciles consolidated cash-basis SS NOI and NOI from net loss for the three months ended March 31, 2011 and 2010 (dollars in thousands):

	For the Quarters Ended
	March 31,
	2011	2010
Net income (loss)	$14,322	$(620)
Private capital income	(7,683)	(7,445)
Depreciation and amortization	54,986	47,381
General and administrative and fund costs	30,902	32,265
Restructuring charges	—	2,973
Merger transaction costs	3,697	—
Total other income and expenses	26,850	24,813
Total discontinued operations	(17,051)	(840)

NOI	106,023	98,527
Less non same-store NOI	(18,888)	(11,233)
Less non cash adjustments(1)	(2,279)	(2,877)

Cash-basis same-store NOI	$84,856	$84,417

Less lease termination fees	$(393)	$(638)

Cash-basis same-store NOI, excluding lease termination fees	$84,463	$83,779

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.
Same store NOI growth is the change in the NOI (excluding straight-line rents and amortization of lease intangibles) of the same store pool from the prior year reporting period to the current year reporting period.
Same store pool includes all properties that are owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2009.

© 2011 AMB Property Corporation | 27

2011 First Quarter Earnings Conference Call 4/20/2011	Reporting Definitions / Supplemental Financial Measures

Second generation TIs and LCs per square foot are total tenant improvements, lease commissions and other leasing costs incurred during leasing of second generation space divided by the total square feet leased. Costs incurred prior to leasing available space are not included until such space is leased. Second generation space excludes newly developed square footage or square footage vacant at acquisition.
Stabilization is generally defined as properties that are 90% occupied.
Stabilized cap rates are calculated as cash NOI or NOI, as applicable, stabilized to market occupancy (generally 95%) divided by total acquisition cost. The total acquisition cost basis includes the initial purchase price, the effects of marking assumed debt to market, lease intangible adjustments, estimated acquisition capital expenditures, and leasing costs necessary to achieve stabilization. AMB defines cash NOI as NOI excluding straight line rents and amortization of lease intangibles.
Tenant retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and rented leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.
Total market capitalization is defined by AMB as AMB’s share of total debt plus preferred equity liquidation preferences plus market equity (unless otherwise noted).
Value-added acquisitions represent unstabilized properties which AMB acquires as a part of management’s current belief that the discount in pricing attributed to the operating challenges of the property could provide greater returns, once stabilized, than the returns of stabilized properties, which are not value added acquisitions. Value added acquisitions generally have one or more of the following characteristics: (i) existing vacancy, typically in excess of 20%, (ii) short-term lease rollover, typically during the first two years of ownership, or (iii) significant capital improvement requirements, typically in excess of 20% of the purchase price. AMB excludes value-added acquisitions from its owned and managed and consolidated operating statistics prior to stabilization (generally 90% leased) in order to provide investors with data which it feels better reflects the performance of its core portfolio.
Value-added conversion projects represent the repurposing of industrial properties to a higher and better use, including office, residential, retail, research & development or manufacturing. Activities required to prepare the property for conversion to a higher and better use may include such activities as rezoning, redesigning, reconstructing and retenanting. The sales price of the value-added conversion project is generally based on the underlying land value based on its ultimate use and as such, little to no residual value is ascribed to the industrial building(s).
Wholly-owned fixed charge coverage is defined as wholly-owned adjusted EBITDA divided by wholly-owned fixed charges. AMB believes that wholly-owned fixed charge coverage is useful to certain investors whose focus is to understand AMB’s ability to cover those fixed charges which arise only from obligations which are solely AMB’s with adjusted EBITDA which is solely attributed to 100% owned assets and activities plus cash distributions from joint ventures. See Fixed Charge Coverage.

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2011 First Quarter Earnings Conference Call 4/20/2011	Contacts

Contact Name	Title	Phone	E-mail Address

Hamid R. Moghadam	Chairman & Chief Executive Officer	(415) 733-9401	hmoghadam@amb.com

Thomas S. Olinger	Chief Financial Officer	(415) 733-9405	tolinger@amb.com

Guy F. Jaquier	President, Europe and Asia; President, Private Capital	(415) 733-9406	gjaquier@amb.com

Eugene F. Reilly	President, The Americas	(617) 619-9333	ereilly@amb.com

Tracy A. Ward	Vice President, IR & Corporate Communications	(415) 733-9565	tward@amb.com

Corporate Headquarters	Investor Relations	Other Primary Office Locations

AMB Property Corporation	Tel: (415) 394-9000	Amsterdam	Boston	Chicago	Los Angeles
Pier 1, Bay 1	Fax: (415) 394-9001	México City	Shanghai	Singapore	Tokyo
San Francisco, CA 94111	E-mail: ir@amb.com
Tel: (415) 394-9000	Website: www.amb.com
Fax: (415) 394-9001

© 2011 AMB Property Corporation | 29

2011 First Quarter Earnings Conference Call 4/20/2011	Forward-Looking Statements

Some of the information included in this report and the presentations to be held in connection therewith contains forward-looking statements, such as those related to factors regarding positive net absorption, renewal of our lines of credit, future financing activity, ability to access attractive financing globally, our growth opportunities, long term prospects for AMB and industrial real estate, scaled overhead structure, capital required for growth and funding sources, our future debt and JV debt structure and strategies regarding average remaining terms, average rates, floating rates, bond issuances, credit facilities and secured debt, consolidated vs. unconsolidated debt, share of JV debt vs. wholly owned debt, NAV, compound annual growth rate, teams fully engaged in best markets, our buying advantage and investment opportunities available to us (including distressed or strategic transactions), utilization of low yielding assets and acquiring assets in excess of cost of capital, recovery in leading business indicators and fundamentals, including rental rates, occupancy, real estate values, and investor/customer interest, FFO, as adjusted, Core FFO, as adjusted, NOI and earnings generated by increased occupancy, rental rate recovery, lease up of the development portfolio, monetization of land bank and development capability, and the formation of new ventures, capital deployment and other value creating activities, the consummation of asset sales marketed, under contract or LOI, our opportunities and plans (including those regarding our global positioning and future capital deployment), estimated financial and performance results, our projected funds from operations, future assets under management, same store and/or cash net operating income, occupancy, development portfolio lease-up, revenue, G&A, overhead expenses, deployed equity and other financial and operational guidance, our future performance compared to peers and other market indices, rent growth, industrial and other market, GDP and trade growth, market drivers, trends and forecasts, port opportunities, on-tarmac opportunities, hiring, performance and retention of key personnel, leveraging of relationships, continuation and effectiveness of strategic drivers, information regarding our development, value-added conversion, redevelopment and value-added acquisition projects (including stabilization or completion dates, square feet at stabilization or completion, sale or contribution dates, yields from such projects, our share of remaining funding, costs and total investment amounts, scope, location and timing of development starts and other projects, margins, projected gains and returns, sustainability, profitability, demand for projects, targeted value-added conversion and acquisition projects, intent of property use, redevelopment and conversion timelines, entitlement and repositioning potential of land), ability to deliver customer solutions, strength of lender and customer relationships, lease expirations, performance and value-creation of investments and market entry opportunities, real estate valuations, capitalization rates, acquisition capital and volume, scope and build out and monetization potential of land inventory, co-investment venture and other estimated investment capacity, terms of the co-investment ventures, performance, revenues and returns on investment, target leverage, timing and amounts of incentive, asset management, acquisition and other private capital distributions, promotes and fees, private capital demand, amounts of new investment, launching of additional joint ventures, termination of funds, planned gross capitalization, future balance sheet capacity to cover capital requirements, our plans and ability to retire, refinance and issue secured and unsecured debt and maintain fixed charge coverage at certain levels, ability to exercise or maintain credit extensions, our position to maintain a solid financial position, maintain leverage targets and address debt maturities and interest rate changes, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve numerous risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “forecasting,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indicators of whether, or the time at which, such performance or results will be achieved. There is no assurance that the events or circumstances reflected in forward-looking statements will occur or be achieved. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in general economic conditions in California, the U.S. or globally (including financial market fluctuations), global trade or in the real estate sector (including risks relating to decreasing real estate valuations and impairment charges); risks associated with using debt to fund the company’s business activities, including refinancing and interest rate risks (including inflation risks); the company’s failure to obtain, renew, or extend necessary financing or access the debt or equity markets; the company’s failure to maintain its current credit agency ratings or comply with its debt covenants; risk related to the proposed merger transaction with ProLogis, including litigation related to the merger, any decreases in the price of ProLogis stock and the risk that, if completed, the merger may not achieve its intended results; risks associated with the ability to consummate the merger and the timing of the closing of the merger; risks related to the company’s obligations in the event of certain defaults under co-investment venture and other debt; risks associated with equity and debt securities financings and issuances (including the risk of dilution); defaults on or non-renewal of leases by customers or renewal at lower than expected rent or failure to lease at all or on expected terms; difficulties in identifying properties, portfolios of properties, or interests in real-estate related entities or platforms to acquire and in effecting acquisitions on advantageous terms and the failure of acquisitions to perform as the company expects; unknown liabilities acquired in connection with the acquired properties, portfolios of properties, or interests in real-estate related entities; the company’s failure to successfully integrate acquired properties and operations; costs or liabilities related to our potential merger transaction with ProLogis; risks and uncertainties affecting property development, redevelopment and value-added conversion (including construction delays, cost overruns, the company’s inability to obtain necessary permits and financing, the company’s inability to lease properties at all or at favorable rents and terms, and public opposition to these activities); the company’s failure to set up additional funds, attract additional investment in existing funds or to contribute properties to its co-investment ventures due to such factors as its inability to acquire, develop, or lease properties that meet the investment criteria of such ventures, or the co-investment ventures’ inability to access debt and equity capital to pay for property contributions or their allocation of available capital to cover other capital requirements; risks and uncertainties relating to the disposition of properties to third parties and the company’s ability to effect such transactions on advantageous terms and to timely reinvest proceeds from any such dispositions; risks of doing business internationally and global expansion, including unfamiliarity with the new markets and currency and hedging risks; risks of changing personnel and roles; risks related to suspending, reducing or changing the company’s dividends; losses in excess of the company’s insurance coverage; changes in local, state and federal laws and regulatory requirements, including changes in real estate, tax and zoning laws; increases in real property tax rates; risks associated with the company’s tax structuring; increases in interest rates and operating costs or greater than expected capital expenditures; environmental uncertainties; risks related to natural disasters; and our failure to qualify and maintain our status as a real estate investment trust. Our success also depends upon economic trends generally, various market conditions and fluctuations and those other risk factors discussed under the heading “Risk Factors” and elsewhere in our most recent annual report on Form 10-K for the year ended December 31, 2010.

© 2011 AMB Property Corporation | 30